Exhibit 99.1

Adam Mikkelson of Camber Capital Management Joins Masimo’s Board of Directors
Irvine, California - October 27, 2016 - Masimo (NASDAQ: MASI), a global innovator of noninvasive patient monitoring technologies, announced today that Adam Mikkelson, Partner at Camber Capital Management, LLC, has been elected to Masimo’s Board of Directors.
Mr. Mikkelson has been with Camber Capital Management, a healthcare-focused investment fund, since 2007. He has almost 15 years of experience in the healthcare investment arena, focused on identifying and actively monitoring opportunities in both the therapeutic and medical device sectors. He received his B.Sc. in Business Administration from Boston University.
“Adam’s investment experience and deep knowledge of the medical device industry made him an ideal candidate for Masimo’s Board of Directors,” said Joe Kiani, Founder, Chairman, and CEO of Masimo. “His insight into our complex health care system and his standing in the investment community will be invaluable.”
“I’m excited to be joining Masimo’s Board,” said Mr. Mikkelson. “As a healthcare investor, I’ve enjoyed watching Masimo grow over the years via the continued adoption of its innovative monitoring technologies. I hope that I can make positive contributions to an already strong Board to drive long-term value for Masimo and its shareholders.”

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About Masimo
Masimo (NASDAQ: MASI) is a global leader in innovative noninvasive monitoring technologies. Our mission is to improve patient outcomes and reduce the cost of care by taking noninvasive monitoring to new sites and applications. In 1995, the company debuted Masimo SET® Measure-through Motion and Low Perfusion™ pulse oximetry, which has been shown in multiple studies to significantly reduce false alarms and accurately monitor for true alarms. Masimo SET® is estimated to be used on more than 100 million patients in leading hospitals and other healthcare settings around the world. In 2005, Masimo introduced rainbow® Pulse CO-Oximetry technology, allowing noninvasive and continuous monitoring of blood constituents that previously could only be measured invasively, including total hemoglobin (SpHb®), oxygen content (SpOC™), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), and more recently, Pleth Variability Index (PVI®) and Oxygen Reserve Index (ORi™), in addition to SpO2, pulse rate, and perfusion index (PI). In 2014, Masimo introduced Root®, an intuitive patient monitoring and connectivity platform with the Masimo Open Connect™ (MOC-9™) interface. Masimo is also taking an active leadership role in mHealth with products such as the Radius-7™ wearable patient monitor and the MightySat™ fingertip pulse oximeter. Additional information about Masimo and its products may be found at www.masimo.com.

Forward-Looking Statements
This press release includes forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about future events affecting us and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond our control and could cause our actual results to differ materially and adversely from those expressed in our forward-looking statements as a result of various risk factors, including, but not limited to: risks related to our assumptions regarding the repeatability of clinical results; risks related to our belief that Masimo’s unique noninvasive measurement technologies contribute to positive clinical outcomes and patient safety; risks related to our belief that Masimo noninvasive medical breakthroughs provide cost-effective solutions and unique advantages; as well as other factors discussed in the “Risk Factors” section of our most recent reports filed with the Securities and Exchange Commission (“SEC”), which may be obtained for free at the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. We do not undertake any obligation to update, amend or clarify these statements or the “Risk Factors” contained in our most recent reports filed with the SEC, whether as a result of new information, future events or otherwise, except as may be required under the applicable securities laws.

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Investor Relations Contact: Eli Kammerman	Media Contact: Evan Lamb
(949) 297-7077	(949) 396-3376
ekammerman@masimo.com	elamb@masimo.com